Exhibit 10.16

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 30, 2018, is entered into by and among SIRIUS INTERNATIONAL INSURANCE GROUP, LTD., an exempted company organized under the laws of Bermuda (the “Parent”), SIRIUS INTERNATIONAL HOLDINGS LTD., an exempted company organized under the laws of Bermuda, SIRIUS INTERNATIONAL GROUP, LTD., an exempted company organized under the laws of Bermuda (the “Borrower”), SIRIUS BERMUDA INSURANCE COMPANY LTD., a company organized under the laws of Bermuda, SIRIUS INTERNATIONAL INSURANCE CORP., a company organized under the laws of Sweden, SIRIUS AMERICA INSURANCE COMPANY, a New York corporation, SIRIUS RE HOLDINGS, INC., a Delaware corporation, the Lenders (as hereinafter defined) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

A.                                    The Borrower, the other affiliates of the Borrower party thereto (collectively, the “Credit Parties”), the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are party to the Credit Agreement, dated as of February 8, 2018 (the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.

B.                                    The Borrower has requested that the Lenders amend the Credit Agreement and the Lenders are willing to consent to such amendments to the Credit Agreement on the terms and subject to conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Effective upon the First Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

(a)                                 The following definitions are hereby inserted in Section 1.1 of the Credit Agreement in proper alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Easterly Merger” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 23, 2018, as amended, restated, modified or waived from time to time, by and among the Parent, Easterly Acquisition Corp., a Delaware corporation, and Sirius Acquisitions Holding Company III, a wholly owned subsidiary of the Parent, together with any related transactions, including any restructuring or reorganization of the Credit Parties and their Restricted Subsidiaries in connection therewith or for purposes of effecting the foregoing that is not materially disadvantageous to the Lenders, as determined in the reasonable discretion of the Administrative Agent.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of July 30, 2018, among the Credit Parties, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means July 30, 2018.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

(b)                                 The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“IPO” means (a) an initial public offering of Equity Interests by the Borrower or any direct or indirect parent of the Borrower, including the Parent, registered with the Securities Exchange Commission under the Securities Act of 1933 or (b) the Easterly Merger or any other acquisition, purchase, merger or combination of the Borrower or any direct or indirect parent of the Borrower, including the Parent, by, or with, a publicly traded special acquisition company or targeted acquisition company or any entity similar to the foregoing or any subsidiary thereof that results in the Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including the Parent (or, in each case, its successor by merger or combination), being traded on a United States national securities exchange.

“IPO Entity” means the publicly traded company resulting from any IPO.

(c)                                  Section 6.19 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such Section:

As of the First Amendment Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct in all material respects.

(d)                                 Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)                                 Annual Financial Statements of the Parent.  Within 120 days (or, with respect to the first fiscal year with respect to which an Accounting Principles Election is made, within 150 days) (or, if earlier, the date that is five Business Days following the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2017), an audited consolidated balance sheet of the

Parent and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.  Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Parent or any of its Subsidiaries not in accordance with GAAP (provided that delivery within the time periods specified above of copies of the Annual Report on Form 10-K of the IPO Entity filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a)).

(e)                                  Section 7.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)                                  Quarterly Financial Statements of the Parent.  Within 60 days (or, with respect to the first three fiscal quarters for which financial statements are required hereunder with respect to which an Accounting Principles Election is made, within 75 days) (or, if earlier, the date that is five Business Days following the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2018), an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Parent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Parent to present fairly in all material respects the financial condition of the Parent and its Subsidiaries on a consolidated basis as of their respective dates and the results of operations of the Parent and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes (provided that delivery within the time periods specified above of copies of the Quarterly Report on Form 10-Q of the IPO Entity filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(c)).

(f)                                   Section 7.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)                                 Quarterly Financial Statements of the Borrower.  Within 60 days (or, with respect to the first three fiscal quarters for which financial statements are required hereunder with respect to which an Accounting Principles Election is made, within 75 days) (or, if earlier, the date that is five Business Days following the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2018), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(g)                                  Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 7.13   Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.  The Credit Parties will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation, including any change in the information provided in the Beneficial Ownership Certification.

(h)                                 Section 8.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (l) therein; (ii) redesignating clause (m) therein as clause (n); and (iii) inserting the following as a new clause (m) therein:

(m)                             Indebtedness in the form of Investments permitted pursuant to Section 8.3; and

(i)                                     Section 8.3(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l)                                     Investments in the form of, or constituting intercompany loans in lieu of, Restricted Payments permitted pursuant to Section 8.6.

(j)                                    Section 8.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 8.4   Fundamental Changes.  Except to effect the Easterly Merger or any merger, amalgamation, consolidation or similar combination constituting an Asset Disposition permitted by Section 8.5, merge, amalgamate consolidate or enter into any similar combination (whether in a single transaction or a series of transactions) with, any other

Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except that (a) any Credit Party or any Restricted Subsidiary may merge into or consolidate with any other Person so long as (i) the surviving entity is a Credit Party or a Restricted Subsidiary of a Credit Party (and in any event, if a Credit Party is a party to such merger, amalgamation or consolidation, the surviving entity shall be such Credit Party, it being understood and agreed that in the case of a merger, amalgamation or consolidation between the Borrower and any other Credit Party, the survivor entity of such merger, amalgamation or consolidation shall be the Borrower), and (ii) immediately before and after giving effect thereto, no Event of Default would occur or exist and (b) any Restricted Subsidiary may liquidate, wind up or dissolve if (i) such Subsidiary owns no more than a nominal amount of assets, has no more than a nominal amount of liabilities and does not actively conduct, transact or otherwise engage in any business or operations or (ii) such liquidation, winding up or dissolution is not materially disadvantageous to the Lenders, as determined in the reasonable discretion of the Lenders.

(k)                                 Section 8.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (b) therein; (ii) redesignating clause (c) therein as clause (d); and (iii) inserting the following as a new clause (c) therein:

(c)                                  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent may declare and pay any Restricted Payment; and

ARTICLE II

CONDITIONS OF EFFECTIVENESS

2.1                            The amendments set forth in ARTICLE I shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)                                 The Administrative Agent shall have received an executed counterpart of this Amendment from each of the Credit Parties and Lenders constituting the Required Lenders.

(b)                                 Each Credit Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Credit Party or such Subsidiary, in each case at least five (5) Business Days prior to the First Amendment Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Credit Parties hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents qualified as to materiality are true and correct in all respects and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all respects (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this Amendment has been duly authorized, executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) (iii) such Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance by such Person of this Amendment, (iv) the execution, delivery and performance of this Amendment and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to such Credit Party where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Credit Party, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the amendments contemplated hereby.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION

Each Credit Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

ARTICLE V

MISCELLANEOUS

5.1                            Governing Law.  This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this

Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

5.2                            Loan Document.  As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment.  Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and the other Loan Documents as amended hereby.  This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein.  Except to the extent expressly set forth herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and shall continue in full force and effect.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.3                            Expenses.  The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

5.4                            Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5                            Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6                            Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7                            Counterparts; Integration.  This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

SIRIUS INTERNATIONAL GROUP, LTD.

By:	/s/ Allan Waters
Name:	Allan Waters
Title:	Chairman & CEO

SIRIUS BERMUDA INSURANCE COMPANY LTD.

By:	/s/ Monica M. Cramér Manhem
Name:	Monica M. Cramér Manhem
Title:	Director

SIRIUS INTERNATIONAL INSURANCE GROUP LTD.

By:	/s/ Allan Waters
Name:	Allan Waters
Title:	Chairman & CEO

SIRIUS INTERNATIONAL HOLDINGS LTD.

By:	/s/ Allan Waters
Name:	Allan Waters
Title:	Chairman & CEO

SIRIUS INTERNATIONAL INSURANCE CORP.

By:	/s/ Lars Andersson
Name:	Lars Andersson
Title:	CFO

SIRIUS AMERICA INSURANCE COMPANY

By:	/s/ Robert P. Kuehn
Name:	Robert P. Kuehn
Title:	SVP & General Cousnel

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

SIRIUS RE HOLDINGS INC.

By:	/s/ Robert P. Kuehn
Name:	Robert P. Kuehn
Title:	SVP

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Agent, Fronting Bank, Issuing Lender and Lender

By:	/s/ William R. Goley
Name:	William R. Goley
Title:	Managing Director

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James Mintzer
Name:	James Mintzer
Title:	Executive Director

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Benjamin Mlot
Name:	Benjamin Mlot
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

DNB SWEDEN AB, as a Lender

By:	/s/ Lars Kvarnholg
Name:	Lars Kvarnholg
Title:	Legal Counsel

By:	/s/ Johan Sjogren
Name:	Johan Sjogren
Title:	SVP

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, National Association, as a Lender

By:	/s/ Richard Herder
Name:	Richard Herder
Title:	Managing Director, Financial Institutions Group

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

LLOYDS BANK, plc, as a Lender

By:	/s/ Tina Wong
Name:	Tina Wong
Title:	Assistant Manager

By:	/s/ Jennifer Larrow
Name:	Jennifer Larrow
Title:	Assistant Manager

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

Executed in New York

By:	/s/ Nathalie Maolis
Name:	Nathalie Maolis
Title:	Director, Insurance, Corporate Bank

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

CITIBANK, NA., as a Lender

By:	/s/ John Modin
Name:	John Modin
Title:	Vice President and Managing Director

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT